Exhibit 99.1

THE DAIRY FARM COMPANY, LIMITED 牛奶有限公司 ("DFCL")
TRADING TERMS AGREEMENT COMMENCING 2017 ("TT Agreement")

Dairy Farm

CONFIDENTIAL

Supplier : ECPOWER (HK) COMPANY LIMITED **Date :**

Account No.

Trading Terms herein ("TT") apply to : MANNINGS ☐ 7-ELEVEN ☑ WELLCOME ☐ MARKET PLACE by JASONS ☐ OLIVER'S THE DELICATESSEN ☐ THREESIXTY ☐

Apply from year : MANNINGS PLUS ☐ MANNINGS BABY ☐ **Local** ☑ **Local Indent** ☐ **Oversea Indent** ☐ JASONS - FOOD & LIVING ☐

TERMS DESCRIPTION	Nil		1 September, 2017 to 28 February, 2018	
SETTLEMENT TERMS (結算期限)	Nil		Month end 30 days	
SETTLEMENT DISCOUNT (結算優惠) (By monthly debit note)	Nil		Nil	
INVOICE TERMS (單據折扣) (off invoice)	Nil		Transaction:60%($6) Deposit:40%($36) -300 free Qty per month for promotion	
DISTRIBUTION ALLOWANCE (運倉費用) (By monthly debit note). No refund on distribution allowance for goods returned.	Nil		Nil	
PRIVATE LABEL / GROUP PROCUREMENT COMMISSION (自家品牌費用) (Off invoice)	Nil		Nil	
INCENTIVE REBATE (回佣) (By monthly debit note)	Nil		Nil	
TARGET REBATE (達標回佣) (By debit note at year end). Additional incentives may be negotiated by individual business unit	Growth % (增長)	Additional % (額外回佣)	Growth % (增長)	Additional % (額外回佣)
	Nil	Nil	Nil	Nil
DISPLAY ALLOWANCE (陳列費用) (By monthly debit note)	Nil		Nil	
DAMAGED GOODS ALLOWANCE (壞貨折扣) (By monthly debit note)	Nil		Nil	
PILFERAGE ALLOWANCE (冇賣損失津貼) (By monthly debit note)	Nil		Nil	
SPECIAL TERMS (特別條款)	Nil		-ECPOWER will be responsible for daily stock arrangement and customer service -Service will be provided in certain 7-Eleven convenience stores in Hong Kong Special Administrative Region and Macau Special Administrative Region	

PROMOTIONAL ACTIVITIES :

TERMS DESCRIPTION	2016	2017
Marketing Fund (市場推廣費用) (By monthly debit note)	Nil	Nil
Minimum Promotion Discount (on non-refundable basis) (最低折扣優惠) 7 Eleven : By monthly debit note Mannings : By monthly debit note Wellcome : Warehouse - Off invoice DSP - By Scan	Nil	Nil
New Store Support-Regular Store (新店開張推廣費用 - 普通店舖) (By monthly debit note)	Nil	Nil
New Store Support-Superstore (新店開張推廣費用 - 超級廣場) (By monthly debit note)	Nil	Nil
Full Refurbish Store Support (全新裝修店舖開張推廣費用) (By monthly debit note)	Nil	Nil

To be Continued
Terms & Conditions in next page

Initial by the signatory of the Supplier & company chop

ECPOWER (HK) COMPANY LIMITED

Page 1

Terms & Conditions ( “T & C” )

1.	Return of damaged, expired and/or non-sale stock for an agreed sales period and its handling process shall be agreed between the Supplier and the respective DFCL Business Unit (as defined hereinafter).

2.	All discounts are based on gross invoice price. ()

3.	The TT Agreement will be effective from 30 Aug 2017 until such time that it is terminated, superseded or amended by written agreement signed by both the Supplier and DFCL. The TT Agreement will be applicable to all purchases by DFCL trading as 7-Eleven (Hong Kong) (“DFCL Business Units”).

4.	Promotional discounts driven by the Supplier’s promotions shall be applicable across all DFCL Business Units.

5.	All terms and conditions of the TT Agreement, specifications, data (personal and non-personal) and information provided by DFCL, Dairy Farm International Holdings Limited (“DFIHL”) and the Supplier, and their respective franchisees and concessionaires, subsidiaries and affiliates, their agents or authorized representatives (“the Relevant Parties”)(including those provided prior to signing of the ‘FT Agreement) in connection with the transactions contemplated herein, and information about the Relevant Parties and its business operations and strategy (collectively “Information”), is confidential. The receiving party shall:

(a) treat, and ensure its personnel treat, Information with the utmost confidence;

(b) not disclose Information to any third parties or to people within the receiving party’s business except on a need-to-know basis or with the written consent of disclosing party; and

(c) shall not use Information for any purpose other than to perform its obligations under the TT Agreement. Provided that the receiving party may disclose Information to a third party if it is required to do so by applicable law.

6.	DFCL may from time to time collect personal data (including those collected prior to signing of the TT Agreement) of the Supplier and/or its employee(s), officers, agents, representatives, contractors and sub-contractors for the purposes

7.	Notwithstanding the Contracts (Rights of Third Parties) Ordinance when it becomes effective and/or any comparable law in any jurisdiction, the IT Agreement is personal to and is made solely for the benefit of the parties to it and shall not create or give any rights to or purport to confer any benefits on any third parties whatsoever. The application of the Contracts (Rights of Third Parties) Ordinance and/or any comparable law in any jurisdiction giving to or conferring on third parties the right to enforce any term of the TT Agreement is expressly excluded and no terms of the TT Agreement are, or are intended to be, enforceable by any person not being a party to it. The rights of the parties to terminate, rescind, or agree any amendment, waiver, variation or settlement under or relating to the TT Agreement, or any term of the ‘FT Agreement, are not subject to the consent of any third party (including DFIHL and/or any of the wholly-owned subsidiaries at all times). The term “subsidiary” shall have the same meanings as in section 15 of the Companies Ordinance (Chapter 622) as amended from time to time.

8.	Both parties agree that the TT Agreement consists of TT, T & C together with PICS, Supplier undertaking, warranty and indemnity and other terms form (the trading terms of which is specific to the respective DFCL Business Units set out therein)(if any) set out in Appendix 1 and supersedes and cancels all respects to all previous agreements and undertakings, if any, between the parties with respect of the subject matter of the TT Agreement other than agreements in writing intended to vary the TT Agreement signed by both parties. The parties shall review the scope and manner of implementation of the TT Agreement to ensure compliance with the relevant legislation, ordinances, regulation, acts, guidelines and/or codes of practices (whether or not legally binding)( “Laws”) applicable to itself from time to time.

9.	The TT Agreement shall be governed by the laws of the Hong Kong SAR and DFCL and the Supplier agree to submit to the exclusive jurisdiction of the courts of the Hong Kong SAR.

The Dairy Farm Company, Limited	ECPOWER (HK) COMPANY LIMITED	Company Chop

/s/ karen Lam	/s/ Lau Ping Kee
[Name]: Karen Lam	[Name]: Lau Ping Kee
[Title]: Ebusiness & Service Controller	[Title]: Director
[Business Unit]: eBusiness & Service Department 7-Eleven

Appendix 1(1)

Personal Information Collection Statement (“PICS”)

This PICS applies to all suppliers (each “the Supplier”) of The Daily Farm Company, Limited (“DFCL” or “we” or “us”). In the course of performing the functions/transactions contemplated in any trading terms agreement and/or other relevant agreements/documents (“Agreements”), the Supplier (itself or any of its employees, officers, agents, representatives, contractors and sub-contractors) may provide personal information to DFCL voluntarily and/or incidentally including without limitation to salutation, telephone number, email address and residential address (“Personal Information”). This PICS sets out how DFCL may collect, use and disclose Personal Information of the Supplier and/or its employees, officers, agents, representatives, contractors and sub-contractors. We comply with the requirements of the Personal Data (Privacy) Ordinance (Cap.486) in Hong Kong (“HK Privacy Ordinance”) and the Macau Personal Data Protection Act (Law 8/2005) in Macau (“Macau Privacy Act”).

If the Supplier provides any Personal Information to DFCL, it, and on behalf of any of its employees, officers, agents, representatives, contractors and sub-contractors, authorizes DFCL to collect, retain and use Personal Information about the Supplier for purposes which are directly related to the business of Dairy Farm International Holdings Limited, its subsidiaries and affiliates (“Dairy Farm Group”) including but without limitation to:-

1.	Handling and processing the transactions contemplated in the Agreements;

2.	Administering internal policies, procedures and guidelines of the Dairy Farm Group;

3.	Enforcing the contractual, legal and/or compliance rights and obligations of the Dairy Farm Group as necessary for fulfilling its business needs and operations;

4.	Legal compliance; and

5.	Any other purposes directly related or ancillary to the above purposes.

To facilitate the fulfillment of the above purposes, it may involve disclosure and/or transfer (whether in Hong Kong, Macau or in any other places/countries) of the Personal Information to any entity within the Dairy Farm Group, other third parties and/or third party services providers.

The Supplier further agrees that DFCL may disclose and transfer (whether in Hong Kong, Macau or in any other places/countries) the Personal Information to third party services providers engaged by the Dairy Farm Group to provide (a) data entry services, (b) database management services, (c) secure data disposal services, (d) other data processing services (“Third Party Service Providers”). These Third Party Service Providers are under a duty of confidentiality to the Dairy Farm Group and are only permitted to use Personal Information in connection with the purposes specified above, and not for their own purposes (including direct marketing).

When necessary, DFCL may also disclose and transfer (whether in Hong Kong, Macau or any other places/countries) Personal Information to its professional advisers, law enforcement agencies, insurers, government and regulatory and other organizations for purposes specified above.

DFCL may share aggregate data that does not allow the Supplier to be identified with third parties for various purposes (including marketing, advertising, research and statistical purpose), and may use the data for market data analysis.

The Supplier has the right to request access to and correction of its Personal Information held by DFCL. Request for access or correction of Personal Information should be made in writing to the relevant category manager who is handling the business account of the Supplier by email.

In accordance with the HK Privacy Ordinance and the Macau Privacy Act, DFCL reserves the right to charge the Supplier a reasonable fee for the processing of any data access or correction request.

DFCL may amend or update this PICS from time to time where DFCL deems necessary.

If the Supplier provides Personal Information about its employees, officers, agents, representatives, contractors and sub-contractors, it is requested to provide a copy of this PICS to such person(s) so that he/she is aware of his/her rights hereunder.

Appendix 1(2)

SUPPLIER UNDERTAKING, WARRANTY AND INDEMNITY LETTER

BY: SUPPLIER

Name	ECPOWER (HK) COMPANY LIMITED

Address	FLAT/RM 604, 6/F, TESBURY CENTRE, 28 QUEEN’S ROAD EAST, ADMIRALTY, HONG KONG

Company Registration No.	2548676

BR Certificate No.	67887934-000-06-17-2

TO: The Dairy Farm Company, Limited trading as 7-Eleven (“7-Eleven”)

Definitions

Unless the context otherwise provides, all the definitions and rules of interpretation used in the trading terms agreement entered into between the Supplier and 7-Eleven shall be adopted herein.

For the purpose of this Letter:

a.	‘Supplier’ refers to the person(s), company or trading entity identified herein;

b.	‘Goods’ refers to mobile phone power bank chargers supplied by the Supplier to 7-Eleven ;

c.	‘Hong Kong’ refers to Hong Kong Special Administrative Region of the People’s Republic of China; and

d.	‘Promotional Tools’ refer to any promotional tools, materials and/or training provided to 7-Eleven in relation to the Goods.

1.	In consideration of 7-Eleven agreeing to manage and handle the process and procedure for renting and returning of the Goods by customers at 7-Eleven’s stores, the Supplier hereby warrants and undertakes as follows:

A.	That all Goods supplied to 7-Eleven shall:

i.	be in a good and working order;

ii.	comply with all applicable laws including, but not limited to all applicable consumer protection laws, advertising laws and/or fair trade practices laws, and in particular, the Trade Descriptions Ordinance, Cap. 362 and Competition Ordinance, Cap 619, laws of Hong Kong;

and

iii.	be described as in compliance with all applicable laws relating to supply of goods and services including, but not limited to, express and implied laws relating product safety, merchantability and fitness for use of the Goods.

1

B.	That the Supplier shall:

i.	Comply with all applicable laws, including but not limited to the Trade Descriptions Ordinance and Competition Ordinance;

ii.	Not engage in nor require 7-Eleven to engage in any activity, practice or conduct which would constitute an offence under any applicable laws;

and

iii.	Obtain and maintain all licences, permissions, authorisations, consents and permits needed to supply the Goods to 7-Eleven and shall ensure that the Promotional Tools provided to 7-Eleven comply with all applicable laws;

C.	To notify 7-Eleven in writing as soon as practicable if it becomes aware of any potential or actual breach of any applicable laws in relation to the Promotional Tools or Goods supplied (the “Non-Compliance”) and provide reasonable assistance to 7-Eleven to handle the matter. Such assistance may include providing relevant documents and data, refraining from making any comment or taking any action that might prejudice the position of 7-Eleven in its intended defence or case management strategy in relation to the Non-Compliance, refraining from making any admission to the enforcement agency or judicial authority without 7-Eleven’s written consent, and collaborating with 7-Eleven to implement appropriate measures to ensure compliance with the Laws. The Supplier shall also provide such reasonable assistance in the event 7-Eleven becomes aware of any Non-Compliance;

D.	That the Supplier shall ensure compliance (and shall use reasonable endeavours to procure such compliance by its employees, officers, agents, representatives, contractors and sub-contractors etc.) with the obligations of this Letter at all times. For the avoidance of doubt, the Supplier remains fully liable for breach of this Letter; and

E.	That the Supplier shall and shall use reasonable endeavours to ensure that its employees, officers, agents, representatives, contractors and sub-contractors shall abide by the following key elements of 7-Eleven Code of Conduct:

i.	Illicit Payments: The Supplier must not provide any bribe or other illicit payment to any person. This applies to any form of secret payment to any person.

ii.	Favours: The Supplier must not offer or procure any advantage as an inducement to or reward for showing or forbearing to show favour or disfavour to any person in relation to 7-Eleven’s businesses.

2.	The Supplier shall indemnify and hold harmless 7-Eleven against all costs, claims, demands, liabilities, expenses, damages or loss (including but not limited to any direct losses, and all interest, fines, penalties and legal and other professional costs and expenses) directly and reasonably incurred by 7-Eleven arising directly from:

A.	any breach of the warranties and undertakings referred to in Clause 1;

B.	any claim made or investigation or prosecution against 7-Eleven for actual or alleged infringement of a third party’s intellectual property rights;

2

C.	any claim made by a third party or investigation or prosecution against 7-Eleven arising out of or in connection with the 7-Eleven’s supply, possession, promotion, marketing, advertising of or other dealings with the Goods in the course of its business; and/or

D.	any claim made against 7-Eleven by a third party for death, personal injury or damage to property arising out of or in connection with defective Goods, to the extent that the defect in the Goods is attributable to the negligent acts or omissions of the Supplier, its employees, officers, agents, representatives, contractors or sub-contractors.

In no event shall the Supplier be liable to 7-Eleven for:

(a)	any special, indirect, or consequential loss or damage of any nature arising out of or related to the Goods; or

(b)	any claim, loss or damage caused by 7-Eleven’s (including its employees, franchisees and agents) sole negligent act or omission or breach of its obligation to the Supplier.

Supplier and 7-Eleven agree that upon inspection and acceptance of the Goods in writing by an authorised personnel of 7-Eleven, the risk of loss, destruction or damage to the Goods lies with the Supplier and 7-Eleven shall not be liable to its customers for any claim, loss or damage in respect of any loss of, theft of, destruction or damage to the Goods. In addition, Supplier shall be liable to 7-Eleven and its customers for any loss and damage arising from or in connection with the inherent defect of the Goods.

Supplier shall maintain full and proper insurance with respect to liability arising from and in connection with the supply of the Goods for the duration of this Agreement with a reputable insurer including but not limited to product liability and public liability in respect of third party injury or death and property damage caused by the Goods of a sum of not less than HK$15 million per event and shall provide a copy of the insurance policy and proof of payment of the current premium to the 7-Eleven on request by the latter.

3.	The Supplier acknowledges and agrees that it shall be deemed as a “trader” under Section 2 of the Trade Descriptions Ordinance. The warranties and indemnity shall commence retrospectively from the date of the acceptance of any Goods by 7-Eleven (regardless if such date is prior to TT Agreement) or the date of this Letter, whichever is earlier. The warranties and indemnity by the Supplier are continuing and shall remain effective until the Supplier’s performance of all obligations under this Letter.

4.	Notwithstanding the Contracts (Rights of Third Parties) Ordinance and/or any comparable law in any jurisdiction, the TT Agreement is personal to and is made solely for the benefit of the parties to it and shall not create or give any rights to or purport to confer any benefits on any third parties whatsoever. The application of the Contracts (Rights of Third Parties) Ordinance and/or any comparable law in any jurisdiction giving to or conferring on third parties the right to enforce any term of the TT Agreement is expressly excluded and no terms of the TT Agreement are, or are intended to be, enforceable by any person not being a party to it. Notwithstanding the foregoing in this paragraph, third party rights under the TT Agreement shall be enforceable by DFIHL and/or an entity which, as at the time of enforcement, is a direct or indirect wholly-owned subsidiary of DFIHL in accordance with the Contracts (Rights of Third Parties) Ordinance and/or any comparable law in any jurisdiction. The rights of the parties to terminate, rescind, or agree any amendment, waiver, variation or settlement under or relating to the TT Agreement, or any term of the TT Agreement, are not subject to the consent of any third party (including DFIHL and/or any of the wholly-owned subsidiaries at all times). The term “subsidiary” shall have the same meanings as in section 15 of the Companies Ordinance (Chapter 622) as amended from time to time.

3

Governing Law

This Letter shall be governed by the laws of the Hong Kong and the Supplier hereby agrees to submit to the jurisdiction of the courts of Hong Kong.

The Supplier herein signs this Letter as its agreement.

For on behalf of		Company chop

Signature	/s/ Lau Ping Kee
Date 30/08/2017

4

Appendix 1(3)

This Appendix 1(3) as well as Appendix 1(1) and 1(2) shall form an integral part of the Trading Terms Agreement (collectively “Agreement”) entered into between The Dairy Farm Company, Limited , trading as 7-Eleven (“7-Eleven”) and ECPOWER (HK) COMPANY LIMITED (“Supplier”) (each a “Party”, together “Parties”).

WHEREAS, Supplier is in the business of distributing and renting mobile phone power bank chargers, as well as managing a mobile application for the rental of such power bank chargers at a specific price as stipulated under the Rental Fee section in this Agreement (“Goods”) ;

WHEREAS, 7-Eleven is interested in helping Supplier on non-exclusive basis to manage and handle the process and procedure for renting and returning of the Goods by customers at 7-Eleven’s stores in exchange for a fee as provided in the fee structure under the Rental Fee section in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set out herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

A.	SUPPLIER’S OBLIGATIONS

1	Supplier shall:

(a)	provide 7-Eleven with all Goods and the related tools and equipments necessary for 7-Eleven to carry out its obligations under this Agreement. For the avoidance of doubt, 7-Eleven will manage and handle the process and procedure for renting and returning of Goods on non-exclusive basis. 7-Eleven will be free to co-operate with and/or appoint other person, firms or companies to provide goods identical to or similar to the Goods ;

(b)	provide any necessary cooperation, information, material and support as 7-Eleven may reasonably request regarding the marketing, advertising, promotion and sale of Goods and shall notify 7-Eleven promptly in the event of any material changes in such information;

(c)	provide training to 7-Eleven staffs regarding the Goods and the basic operation of the business to the extent necessary for 7-Eleven to perform its obligations under this Agreement; and

(d)	Respond promptly to any 7-Eleven’s request to provide direction, information, approvals, authorizations or decisions that are reasonably necessary for 7-Eleven to perform its obligations in accordance with the requirements of this Agreement.

2.	RENTAL FEE

(a)	7-Eleven and Supplier agree to adhere to the following fee structure for every Goods rented out to customers from and returned to 7-Eleven:

(b)	Rental Fee: HK$10 per transaction: for 4 days usage starting from the date of rental.

(c)	Same rental fee shall be charged on customers for every overdue date immediately after the rental expiry date.

(d)	The rental fee for overdue date(s) shall be deducted from the deposit paid by customers.

(e)	Rental fee shall be shared between 7-Eleven and Supplier in the following proportion:

Supplier : 40%

7-Eleven : 60%

(f)	7-Eleven shall pay the Supplier’s proportional rental fee due to the Supplier within thirty (30) days after the end each of the month.

1

3.	DEPOSIT

(a)	7-Eleven and Supplier agree that the customer must pay HK$90 of deposit per transaction.

(b)	If the customer returns the Goods in good working order within the first 4 days, then, the deposit of HK$90 will be refunded to the customer.

(c)	However and as stated in clauses 2(c) and (d) above, if the customer fails to return the Goods in good working order within the first 4 days, then HK$10 will be deducted on each of the overdue date (or dates as applicable) from the deposit until the thirteen (13th) day.

(d)	On the fourteenth (14th) day, the parties have agreed to revoke the deductions from the fifth (5th) to thirteenth (13th) day and that they will treat the HK$90 as the residual value of deposit. This shall be shared between 7-Eleven and Supplier in the following proportion:

Supplier : 60%

7-Eleven : 40%

(e)	7-Eleven shall pay the residual value of the deposit on every six (6) months and in accordance with the terms stipulated in Trading Terms Agreement.

(f)	The Supplier agrees to pay 7-Eleven HK$ 50,000 as deposit to secure the due observance and performance by the Supplier of its duties and obligations under the Agreement. The said deposit shall be retained by 7-Eleven throughout the term and the currency of this Agreement free of any interest to the Supplier with the right for 7-Eleven (without prejudice to any other rights or remedy hereunder) to deduct therefrom the amount of any charges payable hereunder and any costs expenses loss or damage sustained by 7-Eleven as a result of any non-observance or non- performance by the Supplier of any of the said agreement, stipulations obligations or conditions but without prejudice to any right of action by 7-Eleven in respect of any aforementioned outstanding breach or non-observance or non- performance by the Supplier.

4.	PAYMENT

(a)	7-Eleven shall make all payments to supplier in Hong Kong dollars by cheque, wire transfer or automated clearing house, in accordance with the instructions and bank information that will be provided by ECPOWER (HK) COMPANY LIMITED.

(b)	7-Eleven shall notify Supplier of any discrepancy in connection with the payment of the rental fee and residual value of deposit along with supporting documents and a description of the dispute within 5 days from the date of payment.

(c)	7-Eleven agrees to meet within 5 days upon receipt of the notice in clause 4(b) and should the parties fail to reach an agreement within 10 days (or another day as the parties may agree in writing), then 7-Eleven’s decision shall be final.

2

5.	MARKETING ACTIVITIES

(a)	The Parties will each own and be responsible for marketing materials that each contributes toward the marketing programme; any materials so created shall be “Joint Marketing Materials”. Each party undertakes to ensure that its marketing materials will not: (i) be misleading and comply with all applicable laws (including but not limited to the Trade Description Ordinance (Cap 362), (ii) infringe third party intellectual property; and/or (iii) include illegal, defamatory or offensive content;

(b)	Each Party gives the other a license, in respect of marketing materials that each Party owns, to the extent necessary to use the Joint Marketing Materials. Such license shall extend to the right to reproduce Joint Marketing Materials for each Party’s respective promotional and marketing campaigns associated with the Marketing Programme;

(c)	Subject to the terms and conditions of the Trading Terms Agreement, each Party hereto (the “Licensor)” grants to the other Party (the “Licensee”) a royalty-free, non-exclusive, non-transferable, non-sublicensable, limited and revocable license to use the Licensor’s Marks solely in connection with the marketing and promotion of the Marketing Programme as contemplated by the Trading Terms Agreement. The Licensee’s use of the Licensor’s Marks shall in each instance be subject to the Licensor’s prior written authorization and approval. “Marks” shall mean the trademarks, trade names, trade styles, trade dress, service marks, logos, designs, corporate names, or other similar general intellectual property right that the Licensor provides to the Licensee for the purpose of performance of the respective obligations of the Parties under the Trading Terms Agreement. As between the Licensor and its Affiliates, on the one hand, and the Licensee and its Affiliates, on the other hand, the Licensor or one or more of its Affiliates owns exclusively all right, title, and interest in, to, and under the Licensor’s Marks. The Licensor reserves for itself and its Affiliates, as applicable, all rights in, to, and under the Licensor’s Marks that are not expressly granted to the Licensee under the Trading Terms Agreement;

(d)	“Affiliate” in relation to a Party shall mean any entity (whether a person, corporation, partnership or otherwise) that directly or indirectly, controls, are controlled by, or are under common control with a Party; an entity shall be deemed to be in “control” of another entity when it holds fifty (50%) percent or more of voting shares in that entity or has management control of that entity;

(e)	All marketing communication in relation to the marketing programme shall be approved by the other party in writing prior to publication or release;

(f)	Each Party shall ensure that it complies with all applicable laws in the performance of its obligations under the Trading Terms Agreement. In particular, each Party shall process any and all personal information that it receives and processes pursuant to the Trading Terms Agreement only for the purpose of performing the Trading Terms Agreement, in connection with fulfilling any of its regulatory responsibilities, and as otherwise set out in the privacy policy on its website(s);

(g)	In case of conflicts between provisions in the Trading Terms Agreement and terms in the appendices, terms shall take precedence in the following order: this Appendix 1(3), Appendix 1(2), TT, T&C (as set out in the Trading Terms Agreement) and Appendix 1(1).

3

6.	ACCESS AND AUDIT RIGHTS

Supplier hereby grants 7-Eleven access to Supplier’s books and records related to the Goods sold for the sole purpose of ensuring Supplier’s compliance with the terms of this Agreement, notably those concerning payments from 7-Eleven. Supplier shall maintain all pertinent books and records for a period of 7 years after expiration of the Term or as may be required by the applicable law (whichever is longer). Supplier shall also cooperate fully with 7-Eleven with respect to all reasonable requests of 7-Eleven relating to the foregoing access rights.

7.	OWNERSHIP AND ACCEPTANCE OF GOODS

(a)	7-Eleven may require prompt replacement of Goods if 7-Eleven: deems that Goods delivered under this Agreement are damaged, defective or otherwise do not conform to the agreed specifications or were erroneously delivered to 7-Eleven by Supplier.

(b)	Ownership of Goods belongs to Supplier and 7-Eleven will promptly return it to Supplier upon termination of this Agreement. 7-Eleven has temporary rights over the Goods and shall be limited to the duration of this Agreement and only to the extent necessary for the performance of 7-Eleven obligations under this Agreement.

8.	DURATION AND TERMINATION

(a)	This Agreement shall be effective as of 1 September 2017 (“Commencement Date”) and shall continue in full force and effect for 6 months (or at a later date as the parties may agree to be under clause 4(c)) until or unless it is terminated by either party:

(i)	for cause in accordance with sub-clause (b); or

(ii)	giving to the other not less than 1 month of prior written notice served at the earliest after the expiration of 1 month from the date of this Agreement.

(b)	Without prejudice to any other rights to which it may be entitled, either party (“Non-Defaulting Party”) may give notice in writing to the other (“Defaulting Party”) terminating this Agreement with immediate effect if:

(i)	the Defaulting Party commits any material breach of any of the terms of this Agreement and (if such a breach is remediable) fails to remedy that breach within 30 days of that party being notified of the breach; or

(ii)	an order is made or a resolution is passed for the winding up of the Defaulting Party, or an order is made for the appointment of an administrator to manage the affairs, business and property of the Defaulting Party, or such an administrator is appointed, or documents are filed with the Court for the appointment of an administrator, or notice of intention to appoint an administrator is given by the Defaulting Party or its directors, or a receiver is appointed of any of the Defaulting Party’s assets or undertaking, or circumstances arise which entitle the Court or a creditor to appoint a receiver or manager or which entitle the Court to make a winding-up order, or the Defaulting Party takes or suffers any similar or analogous action in consequence of debt; or

(iii)	there is a change of control of the Defaulting Party provided that any bona fide reorganisation or reconstruction or any amalgamation or merger within the 7-Eleven shall not be deemed a change of control; or

(iv)	the Defaulting Party purports to assign its rights or obligations under this Agreement.

(c)	The rights to terminate this Agreement given by this clause shall be without prejudice to any other right or remedy of either party.

4

9.	EFFECT OF TERMINATION

Upon the expiration or earlier termination of this Agreement:

(a)	7-Eleven shall be entitled to return all Goods provided by Supplier under this Agreement;

(b)	Both parties shall immediately cease to advertise and promote the Goods including to cease using the Trademarks, service marks and trade names of the respective parties in connection with this Agreement; and

(c)	Each party shall, subject to Clause 6, promptly return all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on the other party’s confidential information as defined in this Agreement.

10.	SUPPLIER’S COMPLIANCE WITH LAW

Supplier warrants that the Services it provides to customers and the sale of Goods are in compliance with all applicable laws, regulations and ordinances. Supplier has maintained all relevant licenses, permissions, authorizations, consents and permits that it needs to carry out its obligations under this Agreement.

Supplier warrants to 7-Eleven that all Goods delivered will, on the date of delivery:

(a)	be free from any defects;

(b)	be fit to use for their intended purposes.

11.	FORCE MAJEURE

The obligations of each party under this Agreement shall be suspended during the period and to the extent that that party is prevented or hindered from complying with them by any cause beyond its reasonable control including (insofar as beyond such control but without prejudice to the generality of the foregoing expression) strikes, lock-outs, labour disputes, act of God, war, riot, civil commotion, malicious damage, compliance with any law or governmental order, rule, regulation or direction, accident, breakdown of plant or machinery, fire, flood, storm, difficulty or increased expense in obtaining workmen, materials, goods or raw materials in connection with the performance of this Agreement.

In the event of either party being so hindered or prevented, the party concerned shall give notice of suspension as soon as reasonably possible to the other party stating the date and extent of the suspension and its cause, and the omission to give such notice shall forfeit the rights of that party to claim suspension. Any party whose obligations have been suspended as aforesaid shall resume the performance of those obligations as soon as reasonably possible after the removal of the cause and shall so notify the other party. In the event that the cause continues for a continuous period of more than six (6) months the parties shall enter into bona fide discussions with a view to alleviating its effect, or to agree upon such alternative arrangements as may be fair and reasonable.

5

12.	NATURE OF AGREEMENT

This Agreement supplements and varies the signed TTA entered into on 1 September, 2017 and Appendix 1(2) TT, T&C (as set out in the Trading Terms Agreement) and Appendix 1(1).

Nothing in this Agreement shall create, or be deemed to create, a partnership or the relationship of principal and agent or employer and employee under this Agreement.

13.	AMENDMENTS

Save as expressly provided in this Agreement, no amendment or variation of this Agreement shall be effective unless in writing and signed by a duly authorised representative of each of the parties to it.

14.	ASSIGNMENT

Neither party shall without the prior written consent of the other party assign, transfer, charge or deal in any other manner with this Agreement or its rights under it or part of it, or purport to do any of the same, nor sub-contract any or all of its obligations under this Agreement.

15.	FREEDOM TO CONTRACT

The parties declare that they each have the right, power and authority and have taken all action necessary to execute and deliver and to exercise their rights and perform their obligations under this Agreement.

16.	WAIVER

The failure of a party to exercise or enforce any right under this Agreement shall not be deemed to be a waiver of that right, nor operate to bar the exercise or enforcement of it at any time or times thereafter.

17.	SEVERABILITY

If any part of this Agreement becomes invalid, illegal or unenforceable, the parties shall negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the invalid, illegal or unenforceable provision which as nearly as possible validly gives effect to their intentions as expressed in this Agreement. The obligations of the parties under any invalid, illegal or unenforceable provision of the agreement shall be suspended during such a negotiation.

6

18.	NOTICES

Any notice required to be given pursuant to this Agreement shall be in writing and shall be given by hand or sent (by pre-paid post or airmail if to an address outside the country of posting or by facsimile) to the address of the relevant party as set out in this Agreement or such other address as either party notifies to the other from time to time. Any notice given according to the above procedure shall be deemed to have been given at the time of delivery (if delivered by hand) and when received (if sent by post or facsimile).

19.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and each party hereby irrevocably submits to the jurisdiction of the Hong Kong Courts.

The Parties herein sign this Appendix 1(3) as its agreement.

For and on behalf of The Dairy Farm Company, Limited

/s/ Karen Lam
Name:	Karen Lam
Position:	Ebusiness & Service Controller
Date:	4/9/2017

For and on behalf of ECPOWER (HK) COMPANY LIMITED

/s/ Lau Ping Kee
Name:	Lau Ping Kee
Position:	Director
Date:	30/8/2017

7